Exhibit 1.01

CONFLICT MINERALS REPORT OF ANALOG DEVICES, INC.
IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
(UNAUDITED)

Section 1: Introduction

This is the Conflict Minerals Report of Analog Devices, Inc. (“Analog Devices”, “ADI”, “we”, “our”) for calendar year 2018 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions and explanations thereof.

The scope of this report applies to Integrated Circuit (ICs), Assembled Products, and Evaluation Boards (collectively, the “Products”). Such Products may contain tantalum, tin, tungsten and/or gold (collectively, “conflict minerals”) that are necessary to the functionality or production of products manufactured or contracted to be manufactured by Analog Devices. Based on the Reasonable Country of Origin Inquiry described below, Analog Devices either knows that necessary conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that necessary conflict minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources. Accordingly, we undertook due diligence to determine whether the necessary conflict minerals in the Products did originate or may have originated in the Covered Countries.

Analog Devices is many steps removed from the mining of the conflict minerals; we do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We either purchase conflict minerals indirectly from a smelter or refiner for use in our manufacturing processes or purchase components from suppliers that incorporate conflict minerals. The mine or other point of origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict-mineral containing derivatives. Smelters and refiners are consolidating points for raw ore and are therefore in the best position in the total supply chain to know the origin of the ores. Our due diligence measures were based on multi-industry initiatives with the smelters and refiners of conflict minerals who provide those conflict minerals to Analog Devices’ suppliers.

Section 1.1: Company Overview

Analog Devices is a leading global high-performance analog, technology company. Since our inception in 1965, we have focused on solving our customer’s toughest signal processing engineering challenges and playing a fundamental role in efficiently converting, conditioning, and processing real-world phenomena such as temperature, pressure, sound, light, speed and motion into electrical signals to be used in a wide array of electronic applications. We produce innovative products and technologies that accurately sense, measure, connect, interpret and power, allowing our customers to intelligently bridge the physical and digital domains.

We design, manufacture and market a broad portfolio of solutions, including ICs, algorithms, software, and subsystems that leverage high-performance analog, mixed-signal and digital signal processing technologies. Our fusion of cutting-edge sensors, data converters, amplifiers and linear products, radio frequency (RF) ICs, power management products, and other signal processing products with deep industry expertise allows us to create robust technology platforms that meet a broad spectrum of customer and market needs. As new generations of applications evolve, such as autonomous vehicles, 5G networks, intelligent factories, and smart healthcare devices - the demand for Analog Devices’ high-performance analog signal processing and digital signal processing (DSP) products and technologies is increasing.

We focus on key strategic markets such as industrial, automotive, consumer, and communications where our signal processing technology is often a critical differentiator in our customers’ products.

Section 1.2 Principal Products

We design, manufacture and market a broad line of high-performance ICs that incorporate analog, mixed-signal and digital signal processing technologies. Our ICs are designed to address a wide range of real-world signal processing applications. We sell our ICs to tens of thousands of customers worldwide, many of whom use products spanning our core technologies in a wide range of applications. Our IC product portfolio includes both general-purpose products used by a broad range of customers and applications, as well as application-specific products designed for specific clusters of customers in key target markets. By using readily available, high-performance, general-purpose products in their systems, our customers can reduce the time they need to bring new products to market. Given the high cost of developing more customized ICs, our standard products often provide a cost-effective solution for many low to medium volume applications. We also focus on working with leading customers to design application-specific solutions. We begin with our existing core technologies, which leverage our data conversion, amplification, RF and microwave, on micro-electro mechanical systems (MEMS), power management and DSP capabilities, and devise a solution to more closely meet the needs of a specific customer or group of customers. Because we have already developed the core technology platform for our general-purpose products, we can create application-specific solutions quickly.

We produce and market a broad range of ICs and operate in one reportable segment based on the aggregation of eight operating segments. The ICs sold by each of our operating segments are manufactured using similar semiconductor manufacturing processes and raw materials in either our own production facilities or by third-party wafer fabricators using proprietary processes.

Section 2: Conflict Minerals Policy
Analog Devices has adopted a Conflict Minerals Policy. The ADI Conflict Minerals Policy is publicly available on our website (http://www.analog.com/media/en/Other/About-ADI/Sustainability/Analog_Devices_Conflict_Minerals_Policy_Statement.pdf) and is a key component of our conflict minerals program framework systems. This policy:

▪	reflects ADI’s commitment to ethical practices and compliance with applicable laws and regulations,

▪
includes ADI’s actions to collaborate with other concerned electronics companies, under the Responsible Minerals Initiative (RMI), formerly the EICC-GeSI Conflict-Free Sourcing Initiative (CFSI), in developing methods to track the origin of conflict minerals used in the manufacture of electronic products,

▪
reflects ADI’s support of the Responsible Minerals Assurance Process (RMAP), formerly the Conflict-Free Smelter Program (CFSP), in assessing activities, processes, and systems used by the smelter or refiner (SOR) facility to conduct upstream supply chain due diligence of minerals for conflict-affected and high-risk areas, and

▪
is communicated to ADI’s supply chain with the expectation of compliance with the conflict minerals policy, and for the suppliers to provide sourcing information using the RMI Conflict Minerals Reporting Template (RMI CMRT) as a standard.

Section 3: Conflict Minerals Team
An internal team is tasked to implement our Conflict Minerals Policy and oversee ADI’s conflict minerals program. The Director of Environmental, Health, & Safety (EH&S), who reports to the Senior Vice President of Global Operations and Technology, is the assigned team leader and is supported by representatives from different functional groups.
The Conflict Minerals Team reports the program’s conformance status quarterly to the Senior Vice President of Global Operations and Technology.

Section 4: Reasonable Country of Origin Inquiry (RCOI)

Analog Devices engaged with our relevant suppliers to identify the smelters and refiners in our supply chain. We define relevant suppliers as those who supply materials to Analog Devices that are known to contain any or all of the conflict minerals and that end up in our final products. We utilized an online platform to reach out to our relevant suppliers to request conflict minerals sourcing information using the RMI Conflict Minerals Reporting Template (RMI CMRT). Information provided by our relevant suppliers is reviewed for completeness and reasonableness, based on our knowledge of the supplier. If necessary, assessment reports were created to outline additional actions needed from suppliers regarding their submission, including but not limited to follow-up and escalation.

Section 5: Due Diligence

A.	Design of Analog Devices’ due diligence framework

Analog Devices designed our due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016) (“OECD Framework”), including related supplements for each of the conflict minerals.

B.	Description of Analog Devices’ due diligence measures performed with respect to products manufactured during 2018

Analog Devices’ due diligence measures performed with respect to products manufactured during 2018 included:

▪
Comparing the smelters and refiners identified by relevant suppliers via the CMRT against the RMI list of smelter and refinery facilities that have received a “conformant” designation for conflict minerals by participating in an independent third-party smelter audit. We also validated the smelters status using RMI’s Active Smelters and Refiners List.

▪
Gathering more information on smelters or refiners (SORs) that are not listed on the references mentioned above by working with the SOR directly, contacting the SOR indirectly through our suppliers, or conducting internet research. If the result of this data collection process indicates that the SOR is legitimately processing conflict minerals, we forward the

SOR information to RMI for further research. If, however, the result reveals that the SOR is not legitimate, we work with our supplier to conduct additional research on the SOR and to obtain information indicating that it is legitimate, otherwise, the supplier is asked to remove the alleged smelter from the supplier CMRT.

▪
Reaching out directly to SORs who are no longer certified as conformant by a recognized certification program to gather information regarding their plans of recertification, or lack thereof. If the SOR decided not to pursue recertification, we will ask our supplier to discontinue engagement with the smelter.

▪
Reaching out directly to the RMI to gather additional information regarding questionable smelters. These include but are not limited to smelters who have been on the Active list (i.e., smelters who have been in the audit process but have not completed it) for more than 6 months, smelters whose certification status have expired, or newly added smelters.

▪
Working with our suppliers to strongly encourage smelters in our supply chain to participate in the RMAP or a similar program and to cease sourcing from SOR who decline to participate in a RMAP or similar program.

▪	Collaborating with suppliers to ensure accuracy of information being passed down the supply chain.

▪
Pursuing non-responsive suppliers to obtain a CMRT. Suppliers who failed to provide survey information were escalated to our purchasing group and the supplier’s management group. We will take measures up to and including termination of our relationship with the supplier, if warranted.

▪
Increasing our capacity building efforts by educating additional members of our Procurement Team as a result of our integration activities associated with our 2017 acquisition of Linear Technology Corporation.

Section 6: Risk Management Plan

The OECD guidelines for managing risk are largely directed towards the upstream portion of the supply chain (SORs and mines of origin). Nevertheless, ADI as a downstream company in the supply chain, participates in the Responsible Minerals Assurance Process (RMAP) under the RMI consortium to identify and review the due diligence process of the smelters or refiners in the supply chain. RMI assesses and audits whether the SORs adhere to the due diligence measures per the OECD Guidance; compliant SORs are then designated as “conformant” and listed as such on the RMI website.
Our Risk Mitigation process includes the following:

▪
In the event that a supplier reports on the RMI Conflict Minerals Reporting Template or it is discovered that the SOR has used conflict minerals sourced from mines that support armed conflict in the Covered Countries, then we work with the SOR to obtain its agreement to take steps to rectify the situation, including implementing corrective action to discontinue the use of non-DRC conflict free minerals in products supplied for ADI products, in an agreed upon timeframe. Should the SOR fail to mitigate the issue, ADI will discontinue engagement with the SOR.

▪	ADI will continue to work with our suppliers and with RMI to encourage smelters who have not yet obtained the “conformant” designation to do so.
Findings, including the number of SORs which are designated as conformant and suppliers which reported conformant status of all its SORs during the preceding quarter relative to the total number of SORs and suppliers in the ADI supply chain, the number of SORs whose sources of minerals are undeterminable, and any supplier reporting use of minerals sourced from conflict mines are reported to the Senior Vice President of Global Operations and Technology and staff members quarterly.

The responses from our suppliers listed 311 entities as smelters or refiners of conflict minerals in their supply chains. A recognized responsible minerals assurance process verified 251 of these entities as conformant. The following is a summary of the smelters used by our suppliers broken out by mineral type:

Metal	Total Known Smelters Used	Conformant Smelters
Gold	149	101
Tantalum	40	40
Tin	80	71
Tungsten	42	39
Total	311	251

Section 7: Other Matters

Based on the information provided by our suppliers through December 31, 2018, we believe that the facilities that may have been used to process conflict minerals in our products include the smelters and refiners listed in Annex I below.

After exercising the due diligence described above, Analog Devices concluded that some of its necessary conflict minerals originated in the Covered Countries. Analog Devices was unable to determine whether or not such conflict minerals directly or indirectly financed an armed group in the Covered Countries. Based on information provided by our suppliers and from the RCOI data from RMI, Analog Devices believes the origin of the conflict minerals contained in our products may include the countries listed in Annex II below as well as recycled and scrap sources.

Analog Devices will undertake the following steps during the next compliance period to continue to improve the due diligence conducted and to further mitigate the risk that our necessary conflict minerals benefit armed groups, including:

▪	Continue to participate in industry initiatives, such as the RMI. We participate actively in RMI Plenary sessions.

▪
Continue to contact smelters and refiners identified as a result of the RCOI process and request their participation in obtaining a “conformant” designation from an industry program such as the RMAP program or equivalent, if they have not already done so.

▪	Strengthen our alternate sourcing strategy to transition out suppliers who fail to comply to our Conflict Minerals requirements.

▪	Collaborate with our Procurement Team by providing them with resources that will guide them in choosing the material suppliers containing any or all of the conflict minerals.

This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance. Analog Devices assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

ANNEX I

Metal	Smelter Name	Country
Gold	8853 S.p.A.*	Italy
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company*	United States of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery**	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining**	Japan
Gold	Daejin Indus Co., Ltd.*	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dowa*	Japan
Gold	DS PRETECH Co., Ltd.*	Korea, Republic Of
Gold	DSC (Do Sung Corporation) *	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China

Metal	Smelter Name	Country
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.*	Korea, Republic of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna**	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company for Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.*	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China

Metal	Smelter Name	Country
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company**	Korea, Republic of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.*	Netherlands
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.*	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China

Metal	Smelter Name	Country
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province of China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom*	Korea, Republic Of
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	D Block Metals, LLC*	United States of America
Tantalum	Exotech Inc.*	United States of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States of America

Metal	Smelter Name	Country
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States of America
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic of
Tantalum	QuantumClean*	United States of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tin	Alpha*	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto*	Bolivia (Plurinational State of)

Metal	Smelter Name	Country
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.**	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States of America
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd*	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State of)
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia

Metal	Smelter Name	Country
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan, Province of China
Tin	Soft Metais Ltda.*	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco*	Thailand
Tin	Tin Technology & Refining*	United States of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Tin Company Limited*	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.**	China
Tungsten	Hydrometallurg, JSC*	Russian Federation

Metal	Smelter Name	Country
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Kennametal Fallon*	United States of America
Tungsten	Kennametal Huntsville*	United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan Tungsten Chemical LLC (MTC)*	Vietnam
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
*    Smelter name included in the RMAP Conformant Smelters and Refiners as of April 12, 2019
**   Smelter name included in the RMI Active Smelters and Refiners List as of April 12, 2019

ANNEX II

Argentina	Mali
Armenia	Mauritania
Australia	Mauritius
Austria	Mexico
Azerbaijan	Mongolia
Benin	Morocco
Bolivia	Mozambique
Botswana	Myanmar
Brazil	Namibia
Burkina Faso	Nicaragua
Burundi	Niger
Canada	Nigeria
Chile	Papua New Guinea
China	Peru
Colombia	Philippines
Cyprus	Portugal
Democratic Republic of the Congo	Puerto Rico
Dominican Republic	Russian Federation
Ecuador	Rwanda
Egypt	Saudi Arabia
Eritrea	Senegal
Ethiopia	Sierra Leone
Finland	Slovakia
Georgia	Solomon Islands
Ghana	South Africa
Guatemala	Spain
Guinea	Suriname
Guyana	Swaziland
Honduras	Sweden
India	Taiwan
Indonesia	Thailand
Iran	Togo
Ivory Coast	Turkey
Kazakhstan	Uganda
Kenya	United Kingdom
Kyrgyzstan	United States of America
Laos	Uruguay
Lebanon	Uzbekistan
Madagascar	Venezuela
Malaysia	Zimbabwe